UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2017

Egalet Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-36295	46-3575334
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Lee Road, Suite 100

Wayne, Pennsylvania 19087

(610) 833-4200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 —   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On June 8, 2017, the Compensation Committee (the “Compensation Committee”) of Egalet Corporation’s (the “Company”) Board of Directors granted performance-based stock options to the following named executive officers of the Company: Robert Radie, Mark Strobeck and Patrick Shea.  The Compensation Committee also granted performance-based stock options to Stan Musial, the Company’s Chief Financial Officer.  The options were granted as part of the Company’s annual option grants, which were accelerated from the typical December timing for purposes of retention.  The number of shares underlying the options granted to such officers are, for Robert Radie, 150,000, for Mark Strobeck, 100,000, for Patrick Shea, 80,000 and for Stan Musial, 100,000.

The performance-based options have an exercise price of $2.38, which was the closing price of the Company’s common stock on NASDAQ on the grant date, and have a ten-year term.   Twenty-five percent of the options will vest on the later of (i) the 6-month anniversary of the grant date and (ii) the first date on which the average closing price of the Company’s common stock on NASDAQ is at least $3.33 (140% growth from the grant date price) for the 30 consecutive trading day period immediately preceding such date, provided that the grantee remains employed by the Company on the vesting date.   Twenty-five percent of the options will vest on the later of (i) the 12-month anniversary of the grant date and (ii) the first date on which the average closing price of the Company’s common stock on NASDAQ is at least $4.05 (170% growth from the grant date price) for the 30 consecutive trading day period immediately preceding such date, provided that the grantee remains employed by the Company on the vesting date.   The remaining fifty percent of the options will vest on the later of (i) the 24-month anniversary of the grant date and (ii) the first date on which the average closing price of the Company’s common stock on NASDAQ is at least $4.76 (200% growth from the grant date price) for the 30 consecutive trading day period immediately preceding such date, provided that the grantee remains employed by the Company on the vesting date.

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 8, 2017. A quorum was present at the Annual Meeting.  Matters submitted to the stockholders and voted upon at the meeting, which are more fully described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2017, were (1) the election of Dr. Nicholas C. Nicolaides, Ph.D., Mr. John E. Osborn and Mr. Robert P. Roche, Jr. as Class A directors to the Company’s Board of Directors and the election of Ms. Elaine Hochberg as a Class C director to the Company’s Board of Directors; and (2) the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. At the Annual Meeting, the Company’s stockholders approved the two proposals, and the final results were as follows:

(1)              Election of Dr. Nicholas C. Nicolaides, Ph.D., Mr. John E. Osborn, and Mr. Robert P. Roche, Jr. as Class A directors to hold office until the 2020 Annual Meeting of Stockholders and Ms. Elaine Hochberg as a Class C director to hold office until the 2019 Annual Meeting of Stockholders:

Nominees	For	Withheld	Broker Non-Votes

Nicholas C. Nicolaides, Ph.D.	11,591,971	2,477,559	5,029,518

John E. Osborn	11,589,821	2,479,709	5,029,518

Robert P. Roche, Jr.	11,438,830	2,630,700	5,029,518

Elaine Hochberg	13,920,306	149,224	5,029,518

(2)                                 Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017:

For	Against	Withheld	Broker Non-Votes

18,956,239	122,018	20,791	0

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2017	Egalet Corporation

	By:	/s/ Stan Musial
Name: Stan Musial
Title: Chief Financial Officer

3